Exhibit 10.13
                                      MDNY
                                   HEALTHCARE

                        MDNY-IPA RECONCILIATION AGREEMENT

      AGREEMENT, dated as of May __, 2000 (the "Agreement"), by and among MDNY Healthcare, Inc, a New York corporation ("MDNY"), Island Practice Association I.P.A., Inc. (d/b/a "Island Professional Association, I.P.A."), a New York corporation("IPA"), Catholic Healthcare Network of Long Island, Inc., a New York not-for-profit corporation ("CHNLI"), and Long Island Physician Holdings Corporation, a New York corporation ("LIPH") (collectively, "the parties").

      WHEREAS,  MDNY  is  a  health  maintenance   organization,   certified  in
accordance with the provisions of Article 44 of the Public Health Law;

      WHEREAS, all of the shares of MDNY are currently owned by LIPH and CHNLI and all of the shares of IPA are currently owned by LIPH;

      WHEREAS, MDNY entered into an IPA Participation Agreement with IPA, in accordance with the laws and regulations of the State of New York and with the approval of the Department of Health, by which it contracts with IPA to arrange for the delivery or provision of health services by individuals licensed to practice medicine and other health professions;

      WHEREAS, the IPA Participation Agreement specified that MDNY would compensate IPA for these services pursuant to a schedule specifying certain capitation payments, calculated as a percentage of premium of the various health plan products offered by MDNY;

      WHEREAS, MDNY met this obligation to the IPA by paying claims incurred, in accordance with applicable fee schedules, subject to a reconciliation of the amounts in accordance with the capitation payment amounts set forth in the IPA Participation Agreement;

      WHEREAS, during 1997 and 1998, upon review of all claims incurred and paid that arose during the relevant time periods, it was calculated, to the satisfaction of the parties based upon audited financial reports, that MDNY paid claims in excess of the amount set forth in the IPA Participation Agreement, resulting in a liability by the IPA to repay MDNY approximately $6 million;

      WHEREAS, since that time, pursuant to the IPA Participation Agreement and the existing capitation payment schedule, MDNY has not made the payments to the IPA as are set forth in the IPA Participation Agreement during 1999 and it was calculated, to the satisfaction of the parties based upon audited financial reports, that MDNY owes the IPA approximately $18,465,000;

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      WHEREAS,  the parties to this  Agreement have each concluded that it would be appropriate to reconcile the amounts owed by MDNY to the IPA against those owed by the IPA to the MDNY, rather than maintaining two offsetting liabilities;

      NOW, THEREFORE, in consideration of the mutual promises and covenants made by each party to the others, the parties hereby agree as follows:

      1. The parties agree, based on the findings of the independent auditors who have examined the financial transaction and payments between the parties, that the outstanding liabilities between the MDNY and the IPA are approximately as set forth above.

      2. The parties further agree that it is in the best interests of each party to reconcile the outstanding liabilities and credit the amount owed by IPA to MDNY to reduce the amount owed by MDNY to IPA.

      3. The parties agree that, notwithstanding any prior agreement to the contrary, including but not limited to the IPA Participation Agreement, the reconciliation of those amounts shall result in eliminating any repayment obligation by IPA to repay MDNY any of the overpayments made by MDNY on the EPA's behalf during the above-referenced time period and shall reduce the amount owed by MDNY to the IPA as of this date for the relevant time periods to $12,465,000.


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      IN WITNESS WHEREOF,  the parties have caused this Agreement to be executed as of the day and year first written above.

                                               MDNY HEALTHCARE, INC.

                                               By: /S/
                                                  ----------------------------

                                               ISLAND PRACTICE ASSOCIATION,
                                               IPA, INC.

                                               By: /S/
                                                  ----------------------------

                                               LONG ISLAND PHYSICIAN
                                               HOLDINGS CORPORATION

                                               By: /S/
                                                  ----------------------------

                                               CATHOLIC HEALTHCARE
                                               NETWORK OF LONG ISLAND, INC.

                                               By: /S/
                                                  ----------------------------


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